UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 27, 2015

FIRST FINANCIAL BANKSHARES, INC.

(Exact Name of Registrant as Specified in its Charter)

Texas	0-7674	75-0944023
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

400 Pine Street, Abilene, Texas 79601

(Address of Principal Executive Offices and Zip Code)

Registrant’s Telephone Number (325) 627-7155

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 203.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13 e-4 (c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On January 27, 2015, the Board of Directors of First Financial Bankshares, Inc. (the “Company”) elected Thomas S. (Stan) Limerick, age 55, as Executive Vice President and Chief Information Officer of the Company. Prior to joining the Company, Mr. Limerick served as Senior Vice President – Technology of Whitney National Bank from 2008 to 2011, manager of sales engineering of Jack Henry & Associates from 2011 to 2012 and Executive Vice President and Chief Information Officer of Ameris Bank from 2012 to 2014. Mr. Limerick graduated from the University of Texas at Dallas with a Bachelor of Science degree in Computer Science.

The Company expects to enter into its standard form Executive Recognition Agreement with Mr. Limerick as has been entered into with the named executive officers of the Company. Generally, the Executive Recognition Agreement provides for certain benefits upon a change of control of the Company that satisfies the requirements set forth therein. The foregoing description of the Executive Recognition Agreement does not purport to be complete and is qualified in its entirety by reference to the Form of Executive Recognition Agreement filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 30, 2014.

There are no arrangements or understandings between Mr. Limerick and any other persons pursuant to which he was elected Executive Vice President and Chief Information Officer of the Company. There is no family relationship between Mr. Limerick and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company. The Company has not entered into any transaction with Mr. Limerick that would require disclosure pursuant to Item 404(a) of Regulation S-K.

A copy of the press release announcing the election of Mr. Limerick is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

99.1 Press Release dated January 28, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL BANKSHARES, INC.
(Registrant)

DATE: January 27, 2015	By:	/s/ F. Scott Dueser
F. SCOTT DUESER
President and Chief Executive Officer

Exhibit Index

Exhibit Number	Description

99.1	Press Release dated January 28, 2015